Exhibit 99.1

Media Contacts:
For Southside            For OmniAmerican
Lonny Uzzell                Colby Walton
903-570-7116            972-580-0662 x23
lonny.uzzell@southside.com     colby@cookseypr.com

April 29, 2014

Southside Bank and OmniAmerican Bank to Create Ninth-Largest Bank Headquartered in Texas

Southside Solidifies Presence in Fort Worth

TYLER and FORT WORTH, Texas, April 29, 2014 - Southside Bancshares, Inc. (Nasdaq: SBSI), parent company of Tyler, Texas-based Southside Bank, and OmniAmerican Bancorp, Inc. (Nasdaq: OABC), the holding company for Fort Worth, Texas-based OmniAmerican Bank, announced today that they have signed a definitive agreement under which OmniAmerican will merge into Southside. The combined company will have nearly $5 billion in assets and will be the ninth-largest bank headquartered in Texas, by deposits.

Under the terms of the agreement, OmniAmerican shareholders will receive 0.4459 shares of Southside common stock plus $13.125 in cash for each outstanding share of OmniAmerican common stock. Based on Southside’s closing stock price of $30.46 on April 28, 2014, the per share value of consideration to OmniAmerican shareholders would be $26.71. The transaction is currently valued at approximately $307 million in aggregate.

“This merger of two strong institutions is a superb strategic fit, creating a well-capitalized, community-oriented bank with a major presence in East Texas, Central Texas, and now Fort Worth,” said Sam Dawson, President and CEO of Southside Bank and SBSI. “We see tremendous growth potential in Fort Worth, as well as powerful synergies from teaming up with one another. We are excited to partner with OmniAmerican Bank, which shares with us a proud tradition of outstanding customer service and an unsurpassed community commitment.”

The merger has been unanimously approved by the boards of directors of both companies and is expected to close during the fourth quarter of 2014, after receipt of regulatory approvals, the approval of the shareholders of OmniAmerican Bancorp, Inc. and Southside Bancshares, Inc., and the satisfaction of other customary closing conditions. The combined entity will operate under the names Southside Bancshares, Inc. and Southside Bank.

All of OmniAmerican’s executive management team will remain in place after the merger, assuring the continuity of local decision making. OmniAmerican executives will assume the following titles: Tim Carter - President, North Texas Region; Deborah Wilkinson - Executive Vice President, Finance; Anne Holland - Executive Vice President, Senior Lending Officer North Texas; and T.L. Arnold - Executive Vice President, Senior Credit Officer North Texas.

“Both banks have well-aligned community banking philosophies, clean balance sheets, strong boards and seasoned management teams,” said Tim Carter, President and CEO of OmniAmerican Bank, who will become President of the North Texas Region for Southside upon completion of the merger. “Bringing together our branch network and Fort Worth presence with Southside Bank’s 50 facilities in Texas gives us a dynamic foundation to serve our commercial, mortgage and consumer customers with even greater convenience, expanded product and service offerings, and additional lending capacity. This merger is a great outcome for our company’s shareholders and positions us well for sustainable success over the long term.”

The transaction is expected to be accretive to earnings per share in the first full year after closing. The pro forma company is expected to be well-capitalized following the transaction.

Southside Bancshares, Inc. was advised in this transaction by Keefe, Bruyette & Woods, A Stifel Company, as financial advisor and Alston & Bird LLP as legal counsel. OmniAmerican Bancorp, Inc. was advised by Sandler O’Neill + Partners, L.P. as financial advisor and Haynes and Boone, LLP as legal counsel.

In addition to the information contained in this press release, on April 29, 2014, Southside and OmniAmerican will publish a presentation to investors regarding the transaction on their websites at www.southside.com and www.OmniAmerican.com, respectively.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $3.4 billion in assets that owns 100 percent of Southside Bank. Southside Bank currently has 50 banking centers in Texas and operates a network of 49 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data. To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Brian McCabe at (903) 531-7116, or brian.mccabe@southside.com

About OmniAmerican Bancorp, Inc.

OmniAmerican Bancorp, Inc. is traded on the NASDAQ Global Select Market under the symbol "OABC" and is the holding company for OmniAmerican Bank, a full-service financial institution headquartered in Fort Worth, Texas. OmniAmerican Bank operates 14 full-service branches in the Dallas/Fort Worth Metroplex and offers a full array of consumer products and services as well as business/commercial services, mortgages and retirement planning. Founded almost 60 years ago, OmniAmerican Bank had $1.39 billion in assets at December 31, 2013 and is proud to provide the highest level of personal service. Additional information is available at www.OmniAmerican.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written materials, press releases and oral statements issued by or on behalf of Southside Bancshares, Inc. (“Southside”) or OmniAmerican Bancorp, Inc. (“OmniAmerican”) may be considered to be "forward-looking statements" within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as "expect," "estimate," "project," "anticipate," "appear," "believe," "could," "should," "may," "likely," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions. Forward-looking statements are statements with respect to Southside’s or OmniAmerican’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause Southside’s or OmniAmerican’s actual results, respectively, to differ materially from the results discussed in the forward-looking statements. For example, statements about the proposed merger involving Southside and OmniAmerican, including future financial and operating results, Southside’s and OmniAmerican’s plans, objectives, expectations and intentions, the expected timing of completion of the merger and other statements are not historical facts. Among the key factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following: (i) the ability to obtain the requisite Southside and OmniAmerican shareholder approval; (ii) the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; (iii) the risk that a condition to the closing of the merger may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; and (ix) liquidity risk affecting Southside’s and OmniAmerican’s abilities to meet its obligations when they come due.

Additional information concerning Southside and OmniAmerican and their respective businesses, including additional factors that could materially affect their respective financial results, is included in each of Southside’s and OmniAmerican’s Annual Report on Form 10-K for the year ended December 31, 2013 under "Business" and Item 1A. "Risk Factors," and in Southside’s and OmniAmerican’s other filings with the Securities and Exchange Commission (the “SEC”). Except as required by law, each of Southside and OmniAmerican disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Additional Information About the Proposed Merger and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Southside and OmniAmerican, Southside will file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement of Southside and OmniAmerican and will constitute a prospectus. After the registration statement is declared effective by the SEC, Southside and OmniAmerican will deliver a definitive joint proxy statement/prospectus to their respective shareholders. Southside and OmniAmerican urge investors and security holders to read the definitive joint proxy statement/prospectus regarding the proposed merger WHEN IT BECOMES

AVAILABLE, as well as ANY other RELEVANT documents filed with the SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, because they will contain important information about the proposed merger. Investors and security holders may obtain (when available) copies of all documents filed with the SEC regarding the merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from (i) Southside’s website (www.southside.com) under the tab “Investor Relations,” and then under the tab “Documents”; (ii) Southside upon written request to Corporate Secretary, P.O. Box 8444, Tyler, Texas 75711; (iii) OmniAmerican’s website (www.omniamerican.com) under the tab “Investor Relations,” and then under the tab “SEC Filings”; or (iv) OmniAmerican upon written request to Keishi High at 1320 South University Drive, Suite 900, Fort Worth, Texas 76107.

Participants in the Solicitation

Southside, OmniAmerican and their respective directors and executive officers may be considered participants in the solicitation of proxies from Southside and OmniAmerican shareholders in connection with the proposed merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Southside and OmniAmerican shareholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus that will be filed with the SEC. You can find information about Southside’s directors and executive officers in Southside’s definitive proxy statement filed with the SEC on March 14, 2014 for its 2014 Annual Meeting of Shareholders, as amended. You can find information about OmniAmerican’s directors and executive officers in OmniAmerican’s definitive proxy statement filed with the SEC on April 16, 2014 for its 2014 Annual Meeting of Shareholders. Additional information about Southside’s directors and executive officers and OmniAmerican’s directors and executive officers will also be set forth in the above-referenced preliminary Registration Statement on Form S-4 to be filed with the SEC. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You can obtain, when available, free copies of these documents from Southside and OmniAmerican using the contact information above.